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EXHIBIT 4.10


        SCHEDULE OF DETAILS OF STOCK OPTION AGREEMENTS (EXECUTIVE - NON-PLAN)


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
                         Date of        Number        Exercise        Vesting            Expiration
Employee                  Grant        of Shares       Price         Schedule               Date
--------------------    ---------      ---------      ---------      ----------          ----------
Jeffrey A. Snider       10/26/96       250,000         $9.50        20% on Date          10/25/06
                                                                    of Grant and
                                                                    20% on each
                                                                    anniversary
                                                                    thereof

Bradley K. Serwin       10/26/96       42,000          $9.50        20% on Date          10/25/06
                                                                    of Grant and
                                                                    20% on each
                                                                    anniversary
                                                                    thereof
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